BDO Seidman, LLP              17th & Grant Building
          Accountants and Consultants   303 East Seventeenth Avenue
                                        Suite 600
                                        Denver, Colorado 80203
                                        Telephone (303) 830-1120
                                        Fax (303)830-8130




June 28, 2000



Securities and Exchange Commission 450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 28, 2000 for the event that occurred on June 21, 2000, filed by our former client, Barringer Laboratories, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.


Very truly yours,

/s/ BDO Seidman, LLP